Exhibit 10.41

FIRST AMENDING AGREEMENT
TO NOTE PURCHASE AGREEMENT

Made and effective as of the 23rd day of July, 2023 (the “Amendment Date”),

BETWEEN

BOREALIS FOODS INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter called, the “Corporation”)

- AND -

OXUS CAPITAL PTE. LTD., a corporation incorporated under the laws of Singapore (hereinafter called, the “Purchaser”)

WHEREAS the Corporation and the Purchaser are party to a Note Purchase Agreement made and effective as of the 14th day of November 2022 (the “Purchase Agreement”) pursuant to which the Corporation has issued certain convertible promissory notes;

AND WHEREAS the Corporation and the Purchase have agreed to amend the Purchase Agreement as hereinafter set forth;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
DEFINITIONS

All capitalized terms used in this First Amending Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Purchase Agreement.

ARTICLE 2
AMENDMENTS

Effective as of the Amendment Date, the Purchase Agreement is hereby amended as follows:

(a)	Section 1.1 of the Purchase Agreement is hereby amended by:

(A) adding the following definition:

“Cibus Notes” means, collectively: (i) the Convertible Note made out by the Corporation on April 14, 2022 for the benefit of Cibus Enterprise Fund II LP, in the principal amount of US$225,000; (ii) the Convertible Note made out by the Corporation on April 14, 2022 for the benefit of Loan Holding Company1, in the principal amount of US$1,000,000; (iii) the Convertible Note made out by the Corporation on April 22, 2022 for the benefit of All About Healthy Foods Holdings, LLC, in the principal amount of US$250,000 (iv) the Convertible Note made out by the Corporation on April 22, 2022 for the benefit of Cibus Enterprise Fund II LP, in the principal amount of US$400,000; (v) the Convertible Note made out by the Corporation on April 27, 2022 for the benefit of Cibus Enterprise Fund II LP, in the principal amount of US$1,250,000; and (iv) the Convertible Note made out by the Corporation on April 29, 2022 for the benefit of Cibus Enterprise Fund II LP, in the principal amount of US$375,000;” and

(B) deleting the definition of “Permitted Debt” in its entirety and replacing it with the following:

““Permitted Debt” means, collectively (i) all Debt incurred hereunder and under the Notes, (ii) all Debt incurred under the Existing NPA and under the Existing Note, (iii) all Debt identified in Schedule 6.7 (including Debt owing to Frontwell Capital Partners from and after the date of the Centurion Refinancing provided that the aggregate amount of such Debt owing to Frontwell Capital Partners shall not in any event exceed $15,000,000, or other higher amount approved by the Purchaser in writing);”

(b)	Section 5.17 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“5.17 Debt and Liens

Other than the anticipated transaction with Frontwell Capital Partners (pursuant to the Centurion Refinancing), the Corporation will not, and will not permit its Subsidiaries to, incur Debt other than Permitted Debt and will not, and will not permit its Subsidiaries to, create, grant, assume or suffer to exist any Lien upon any of its properties or assets other than Permitted Liens, unless approved by the Purchaser. For certainty and notwithstanding the foregoing or anything else set forth herein, Debt incurred by the Corporation and its Subsidiaries to Frontwell Capital Partners shall not at any time exceed, in the aggregate, $15,000,000 and an Event of Default shall automatically occur if the aggregate amount of such Debt does exceed $15,000,000 unless a higher amount has been approved by the Purchaser in writing.”

ARTICLE 3
AFFIRMATIONS; REPRESENTATIONS AND WARRANTIES

3.1	The Corporation hereby ratifies and reaffirms all of its covenants, duties, indebtedness and liabilities under the Purchase Agreement, as amended hereby.

3.2	The Corporation confirms and agrees that the Existing NPA as amended, mutatis mutandis, to incorporate and otherwise reflect and be subject to the same terms, conditions and provisions as set forth in the Purchase Agreement (the “Amended Existing NPA”), shall be deemed to be, and hereby is, further amended to incorporate and otherwise reflect and be subject to the terms, conditions and provisions as set forth in the Purchase Agreement, as amended hereby.

3.3	The Corporation acknowledges and agrees that:

(a)	the aggregate amount of all outstanding Principal and Interest (collectively, the “Obligations”) outstanding as of the Amendment Date, is $■; and

(b)	all Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the Amendment Date, the same is hereby waived by the Corporation).

3.4	The Corporation represents and warrants that:

(a)	the Purchase Agreement, as amended hereby, is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

(b)	no Default or Event of Default exists on the Amendment Date, other than the default in repayment of the Cibus Notes as of their respective maturity dates;; and

(c)	the execution, delivery and performance of this Amendment by the Corporation have been duly authorized by all requisite corporate action on the part of the Corporation and this First Amending Amendment has been duly executed and delivered by the Corporation.

3.5	The Purchaser affirms, acknowledges and agrees that to the extent that any default of the Cibus Notes is deemed an Event of Default pursuant to Article 7 of the Purchase Agreement, such Event of Default is hereby irrevocably waived.

ARTICLE 4
MISCELLANEOUS

4.1	Execution. This First Amending Agreement may be simultaneously executed by electronic signature and in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

4.2	Headings, Etc. The division of this First Amending Agreement into Articles and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this First Amending Agreement, the Purchase Agreement as amended hereby, or of the Notes.

4.3	Applicable Law. This First Amending Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

4.4	Invalidity, Etc. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this First Amending Amendment has been duly executed on the Amendment Date.

BOREALIS FOODS INC., as Corporation			OXUS CAPITAL PTE LTD., as Purchaser

By:	/s/ Reza Soltanzadeh		By:
	Name:	Reza Soltanzadeh		Name:
	Title:	President & CEO		Title: